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                                                                    Exhibit 23.2




                         Consent of Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PairGain Technologies, Inc. for the registration of 2,366,865 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of PairGain Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP


         Orange County, California
         April 25, 1997